UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2026

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware		73-1564280
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-26823	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	ARLP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 5, 2026, Alliance Resource Partners, L.P. (the “Partnership”) entered into definitive agreements (the “Definitive Agreements”) to acquire all of the general partner and limited partner interests in AllDale Minerals III, LP (“AllDale III”) and AllDale Minerals IV, LP (“AllDale IV” and, together with AllDale III, “AllDale III & IV”) that are not already owned by the Partnership through its existing investment in AllDale III or by related parties of Mr. Joseph W. Craft III (collectively, the “AllDale Interests”).

Pursuant to the Definitive Agreements, the Partnership has agreed to acquire the AllDale Interests for an aggregate purchase price of approximately $206.2 million (the “AllDale III & IV Acquisition”), which it expects to fund with cash on hand and with borrowings pursuant to a new financing arrangement and under its existing credit facility, subject to customary closing conditions.

In connection with the AllDale III & IV Acquisition, certain entities related to Joseph W. Craft III (the “Craft Related Parties”) have agreed, pursuant to separate definitive agreements, to acquire an aggregate of $100.0 million of limited partner interests in AllDale III. The Craft Related Parties are acquiring such limited partner interests on substantially the same terms and conditions as the Partnership is acquiring its limited partner interests in AllDale III.

The foregoing description of the Definitive Agreements and the transactions contemplated thereby is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Definitive Agreements, copies of which will be filed as exhibits to the Partnership’s periodic report for the period in which such agreements are required to be filed.

Related Party Transaction

The Craft Related Parties include entities related to Joseph W. Craft III.  Mr. Craft, who owns Alliance Resource Management GP, LLC, the managing general partner of ARLP (the “MGP”), beneficially owns approximately 14.6% of the common units, representing limited partner interests in ARLP, and is the President and Chief Executive Officer, and Chairman of the Board of Directors of MGP (the “Board”).  The terms of the Definitive Agreements, including the participation by the Craft Related Parties, were reviewed and approved by the conflicts committee of the Board (the “Conflicts Committee”), which is composed entirely of independent directors. The Conflicts Committee determined that the transactions, including the participation by the Craft Related Parties on substantially the same terms and conditions as the Partnership, are fair and reasonable to, and in the best interests of, the Partnership and its unitholders.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On June 8, 2026, the Partnership issued a press release announcing entry into the Definitive Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except to the extent specifically referenced in any such filings.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
99.1	Alliance Resource Partners, L.P. press release dated June 8, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its general partner

By:	/s/ Cary P. Marshall
Cary P. Marshall
Senior Vice President and Chief Financial Officer

Date: June 8, 2026

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